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                       JORDEN BURT & BERENSON LETTERHEAD


                               September 15, 1995


Providian Life and Health
 Insurance Company
(formerly National Home Life Assurance Company)
20 Moores Road
Frazer, Pennsylvania  19355

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 33-80958) filed by Providian Life and Health Insurance Company and Providian Life and Health Insurance Company Separate Account V (formerly, National Home Life Assurance Company Separate Account V) with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.


                                         Very truly yours,


                                        /s/ Jorden Burt & Berenson
                                        Jorden Burt & Berenson